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                           ASSET PURCHASE AGREEMENT

                                     AMONG

                        GENESIS DIRECT THIRTY-FOUR, LLC

                                      AND

                               BIOBOTTOMS, INC.

                                      AND

                             DIPLOMAT CORPORATION

                                April 17, 1998


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                               TABLE OF CONTENTS

                                   (OMITTED)


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                           ASSET PURCHASE AGREEMENT

                  This Agreement is entered into April 17, 1998, among GENESIS DIRECT THIRTY-FOUR, LLC, a Delaware limited liability company ("Buyer"), BIOBOTTOMS, INC., a California corporation ("Company"), and DIPLOMAT CORPORATION, a Delaware corporation ("Stockholder"). Buyer, Company and Stockholder are referred to collectively herein as the "Parties."

                  This Agreement contemplates a transaction in which Buyer will, on the terms and conditions set forth herein, purchase substantially all of the assets and assume certain of the liabilities of Company for the consideration specified herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                  Section 1. Definitions.

                  Capitalized terms used herein and not otherwise defined herein are defined in Appendix I to this Agreement.


                  Section 2. Basic Transaction.

                  (a)      Purchase and Sale of Assets.

                           Upon the Closing (as defined below) pursuant to
this Agreement and subject to the terms hereof, Buyer will purchase from Company and Company will sell, transfer, convey and deliver to Buyer, all of its right, title and interest in and to the Acquired Assets.

                  (b)      Assumption of Liabilities.

                           Upon the Closing pursuant to this Agreement and
subject to the terms hereof and in consideration of the purchase by Buyer of the Acquired Assets, Buyer shall assume and become responsible for the Assumed Liabilities. Buyer will not assume or have any responsibility. however, with respect to any obligation or liability of Company not included within the definition of Assumed Liabilities.

                  (c)      Purchase Price.

                           In consideration of the purchase by Buyer of the
Acquired Assets, Buyer agrees to pay to Company an aggregate purchase price (subject to adjustment as provided below) (the "Purchase Price") consisting of:

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                           (i)      Cash.  Cash in an amount equal to One
                                    Million Dollars ($1,000,000),

                           (ii) Note. A promissory note of Buyer payable to Company in the original principal amount of One Million One Hundred Seventy Thousand Dollars ($1,170,000), substantially in the form of Exhibit A hereto (the "Note"), (subject to adjustment as set forth in Section 2(f) hereof), which shall be secured by a pledge of all membership interests in Buyer pursuant to the pledge agreements substantially in the form of Exhibit I hereto (the "Pledge Agreements");

                           (iii) Payments in Respect of Non-Compete and Confidentiality Covenants. In consideration of the undertakings set forth in Section 5(k) hereof and the performance thereof, One Hundred Thousand Dollars ($100.000) aggregate compensation payable in $25,000 installments to each of Company and Stockholder on each of the first and second anniversaries of the

                                    Closing Date; and

                           (iv)     Assumption of Assumed Liabilities.
                                    Assumption of the Assumed Liabilities as provided in Section 2(b).

                  (d)      The Closing.

                           The closing of the transactions contemplated hereby
(the "Closing") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104 at 10:00 a.m. on the date hereof (the date of the Closing is referred to as the "Closing Date").

                  (e)      Deliveries at the Closing.

                           At the Closing, the following documents shall be
executed, acknowledged, (if appropriate) and delivered and the following actions shall occur: (i) Company shall execute, acknowledge (if appropriate) and deliver to Buyer the various certificates, instruments and documents referred to in Section 7(a) below and such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel have reasonably requested for the sale, transfer, conveyance and assignment of the Acquired Assets free and clear of all Security Interests, and Buyer shall (A) deliver to Company $1,000,000 by wire transfer or other immediately available funds and (B) execute, acknowledge (if appropriate) and deliver the various certificates, instruments and documents referred to in Section 7(b) below and such other instruments of assumption as Company and its counsel have reasonably requested for the assumption of the Assumed Liabilities.

                  (f)      Post-Closing Adjustment and Payment.

                           (i) Preparation of the Closing Date Balance Sheet. Promptly (no later

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                                    than 45 days after the Closing Date)
                                    following the Closing Date, Company shall prepare and deliver to the Parties a statement of the Net Value of the Acquired Assets, derived from an audited balance sheet of Company as of the Closing Date (the "Closing Date Balance Sheet"), which balance sheet shall be prepared by Ernst & Young LLP or other certified public accountant of nationally recognized standing mutually agreeable to the Parties ("Closing Date Accountant"), in accordance with (IAAP consistently applied and in
                                    conformity with the requirements of'
                                    Regulation S-X under the Securities Act.
                                    Solely for the purposes of' calculating
                                    the Net Value of the Acquired Assets,
                                    inventory shall be determined on
                                    historical cost basis without regard to
                                    the $1,000,000 inventory reserve
                                    negotiated by the parties for purposes of calculating the Purchase Price. Company shall bear up to $15,000 of the costs of' preparing the statement of Net Value of the Acquired Assets, and Buyer shall bear the balance, if any, of such costs.

                           (ii) Objections to Net Value of the Acquired Assets. If either Party has and objections to the Net Value of the Acquired Assets, such Party shall deliver to the other Party, within 30 days after receipt thereof, a detailed statement (the "Objections Statement") describing its specific objections. Thereafter, Company shall appoint a certified public accountant of' nationally recognized standing ("Company's Accountant") oil behalf of Company to resolve Company's objections by mutual agreement with
                                    Buyer's independent accountant ("Buyer's
                                    Accountant") on behalf of Buyer, in order to determine the Net Value of the Acquired Assets. It Company's Accountant and
                                    Buyer's Accountant are unable to resolve such objections within 15 days after delivery of the Objections Statement. they shall promptly jointly appoint a third independent certified public accountant (the "Third Party Firm") for the purpose of resolving such objections in order to determine the Net Value of the Acquired Assets. The written determination by the Third Party Firm of the Net Value of the Acquired Assets pursuant to the Closing Date Balance Sheet, after ordering all written objections thereto in accordance with the foregoing procedure, shall be conclusive and binding upon the Parties.

                           (iii)) Post-Closing Adjustment of Principal Amount of Note. lf (A) the amount of the Net Value of the Acquired Assets is less than negative Seven Hundred Seventy Eight

                                    Thousand Dollars ($778,000) or (B) the
                                    amount of the accrued expenses and
                                    customer liabilities included in the
                                    Assumed Liabilities exceeds Eight Hundred
                                    Twenty Eight

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                                    Thousand Eight Hundred Seventy Seven
                                    Dollars ($828,877) (the greater of such
                                    amounts shall be referred to as the "Net
                                    Value Shortfall"), the principal amount of the Note shall be reduced by an amount equal to the Net Value Shortfall, effective as of the Closing Date. On the date the final determination of the Net Value of the Acquired Assets, as provided in Section 2(t)(11) hereof, Company shall immediately deliver to Buyer the Note delivered by Buyer on the Closing Date, and Buyer shall simultaneously reissue to Company the Note with the principal amount thereof reduced as provided in the immediately preceding sentence. Such adjustment amount shall not be considered an indemnification claim.

                  (g)      Allocation of Purchase Price.

                           The consideration paid by Buyer to Company pursuant
to this Agreement shall be allocated among the Acquired As sets, including any intangible assets, as Company and Buyer have mutually agreed on or prior to the date hereof The allocation of the Purchase Price was bargained and negotiated for and each party agrees to report the transactions contemplated hereby for financial reporting, federal income Tax and all other Tax purposes (including, without limitation, for purposes of ss. 1060 of the Code) in a manner consistent with the allocation set forth on Exhibit D determined pursuant to this Section 2(g) and in accordance with all applicable rules and regulations and to take no position inconsistent with such allocation in any administrative or judicial examination or other proceeding. Each of Buyer and Company shall timely file the appropriate forms in accordance with the requirements of ss. 1060 of the Code and this Section 2(g). Without limiting the generality of the foregoing, in order to arrive at the net realizable value of the Company's inventory, the parties have bargained and negotiated for a $1,000,000 reduction in the book value of the Company's inventory.

                           (h)      Transfer Taxes.

                           Company shall pay all sales, use and transfer taxes,

if any, incurred in connection with the transactions contemplated by this Agreement.

                  Section 3. Representations and Warranties of Stockholder and Company.

                           Each of Stockholder and Company jointly and
severally represents and warrants to Buyer that each of the statements set forth below is true and correct in all respects. Such representations and warranties and the covenants and agreements contained herein constitute a material inducement to Buyer to enter into this Agreement, to enter into the other 'Transaction Documents, to purchase the Acquired Assets, to assume the Assumed Liabilities and to consummate the other transactions contemplated hereby and thereby.

                  (a)      Organization and Corporate Power of Company.


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                           Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate the Acquired Assets and to carry on the Business. Company neither owns or leases any real property nor has any employees, sales representatives, agents or inventory in any state of the United States other than the State of California (except pre-paid inventory in transit) and there are no other jurisdictions in which the nature of the business of Company or the locations of the Acquired Assets requires Company to obtain qualification or licensing to do business as a foreign corporation, except where the failure to so qualify or become licensed would not have a Material Adverse Effect. Company has no Subsidiaries and does not, directly or indirectly, conduct any of the Business through, or have any investment or other interest in., any Person. Schedule 3(a) identifies each d.b.a., assumed or fictitious name in all jurisdictions where such d.b.a.. assumed or fictitious names are registered with the Secretaries of State or where Company does business using such d.b.a., assumed or fictitious name.

                  (b)      Authorization of Transaction.

                           Each of Company and Stockholder has full corporate
power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of Company and Stockholder have duly authorized the execution, delivery and performance of this Agreement by Company in accordance with applicable law including the Corporation Code of the State of California and the provisions of the Articles of Incorporation and Bylaws of Company and the Board of Directors of Stockholder has duly authorized the execution.

delivery and performance of this Agreement by Stockholder in accordance with applicable law, including the Delaware General Business Corporation Law and the provisions of the Certificate of Incorporation and the By-laws of Stockholder. This Agreement and the other Transaction Documents to which it is a party constitute the valid and legally binding obligations of Company and Stockholder, enforceable in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (c)      Noncontravention.

                           Neither the execution and the delivery of this
Agreement, the other Transaction Documents or the other documents contemplated hereby and thereby, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any Law or Order of any Governmental Body or court to which Company, Stockholder or any of the Acquired Assets or Assumed Liabilities are subject or any provision of the Articles of Incorporation and Bylaws of Company or the Certificate of Incorporation and By-laws of Stockholder or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of. create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any Contract to which Stockholder is a party or any Contract to which Company is a party or by which it is bound or to

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which any of its assets are subject (or result in the imposition of any
Security Interest upon any of their assets), except where the violation, conflict, breach, default, acceleration. termination, modification, cancellation, failure to give notice or other specified occurrence would not have a Material Adverse Effect. Except as set forth in Schedule 3(c), Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the execution, delivery and performance of the assignments and assumptions referred to in Section 2 of this Agreement), except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a Material Adverse Effect.

                  (d)      Brokers' Fees.

                           Except as set forth on Schedule 3(d), neither
Company nor Stockholder has any Liability or obligation to pay any fees or commissions or other compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (e)      Title to Assets.


                           Except as set forth in Schedule 3(e), Company has
good and marketable title to. or a valid leasehold interest in, or the right to use, as the case may be, all of the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof. free and clear of all Security Interests, except for properties and assets disposed ol' in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, which are set forth in Schedule 3(e). Without limiting the generality of the foregoing, Company has good and marketable title to, or the right to use, the Catalog Names and associated logos, if any, free and clear of any Security Interest or restriction on transfer. On the Closing Date, Buyer will receive good and marketable title to, or a valid leasehold interest in, or the right to use, as the case may be, the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

                  (f)      Financial Statements.

                           (i)      Company has delivered to Buyer true
                                    and complete copies of the following
                                    financial statements (collectively the
                                    "Historical Financial Statements") of
                                    Company: the balance sheet of Company as at January 29, 1995, January 28, 1996 and September 28, 1997, and the related statements of income, retained earnings and cash flows of Company for the fiscal years then ended, certified by Feldman Radin & Co., P.C. for the fiscal years ended January 28, 1996 and September 28, 1997 and by KPMG Peat Marwick LLP for the fiscal year ended January 29. 1995. For purposes of this Agreement, September 28, 1997 is referred to herein as the "Most Recent Fiscal Year End," and the balance sheet referred to in the previous sentence

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                                    as at September 28, 1997 is referred to
                                    herein as the "Most Recent Balance
                                    Sheet"). The Historical Financial
                                    Statements (including the notes thereto) have been prepared from the books and records of Company in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and the Historical Financial Statements present fairly the financial condition of Company as of such dates and the results of
                                    operations of Company for such periods.

                           (ii) Company has delivered to Buyer true and complete copies of the balance sheet of Company as at December 31, 1997, and the related statements of income, retained earnings and cash flows of Company for the three-month period then ended
                                    (collectively, the "December 1997
                                    Financial Statements"). The December 1997
                                    Financial Statements have been prepared by Company from the books and records of Company consistent with Company's past practice in the preparation of its interim financial statements, and the December 1997 Financial Statements present fairly the financial condition of Company as of the date, and the results of operations of Company for the three-month period then ended, subject to normal (not extraordinary) year-end adjustments.

                  (g)      Events Subsequent to September 28, 1997.

                           Except as set forth on Schedule 3(g), since
September 28, 1997 there has not been an Material Adverse Effect and neither Company nor Stockholder has Knowledge of any such event, circumstance, condition, event or change which is threatened. Without limiting the generality of the foregoing, since that date and except as set forth on
Schedule 3(g):

                           (i) Company has not sold, leased, transferred or assigned any assets (individually or in the aggregate), tangible or intangible, in excess of $5,000, other than inventory in the Ordinary Course of Business;

                           (ii) Company has not entered into any Contract, which involves obligations in excess of $25.000 in the aggregate;

                           (iii)    No Person, including Company, has
                                    accelerated, terminated. made material
                                    modifications to, or canceled any Contract to which Company is a party or by which it is bound, except where the acceleration, modification or cancellation would not have a Material Adverse Effect;

                           (iv) No Person, including Company, has imposed any Security Interest upon any of Company's assets, tangible or intangible;


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                           (v)      Company has not made any capital
                                    expenditures or commitments in excess of $25,000 in the aggregate;

                           (vi) Company has not made any investment in, or any loan to, any other Person, in each case in excess of $10,000;

                           (vii) Company has not created, incurred, assumed or guaranteed more than $5,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                           (viii) Company has not granted any license or sublicense of any rights (individually or in the aggregate) under or with respect to any Intellectual Property, except where the grant would not have a Material Adverse Effect:

                           (ix)     There has been no change made or
                                    authorized in the Articles of
                                    Incorporation or in the Bylaws or other
                                    organizational documents of' Company;

                           (x) Neither Company nor Stockholder, has issued, sold or otherwise disposed of any of' Company's capital stock, or granted any options. warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of Company's capital stock;

                           (xi) Company has not, directly or indirectly, distributed or advanced or otherwise paid any cash to Stockholder or any of its Affiliates or any of their respective officers or directors or any members of any of their families nor declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock, except (A) for salary paid to such Persons who are employees of Company in the Ordinary

                                    Course of Business at an annualized rate not exceeding $5,000 and (B) payments to reimburse Stockholder for cash invested by Stockholder in Company since January 1, 1998, which payments have not exceeded $500,000;

                           (xii) Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its properties or assets in excess of $10,000;

                           (xiii) Company has not made any loan to, or entered into any other transaction with any of its directors, officers or employees or Stockholder

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                           (xiv)    Company has not entered into any
                                    employment Contract or collective
                                    bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

                           (xv) Company has not granted any increase in the base compensation of any of its directors or officers or, other than in the Ordinary Course of Business, of any of its non-officer employees;

                           (xvi) Except as contemplated by the provisions of this Agreement, Company has not adopted, amended, modified, or terminated any bonus, profitsharing, incentive, severance or other plan, Contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other employee benefit plan, Contract or arrangement)-,

                           (xvii) Company has not made any other material change in employment terms for any of its directors, officers or employees;

                           (xviii)  Company has not paid any Transaction
    Expenses;


                           (xix) Company has kept in full force and effect insurance comparable in amount and scope to coverage maintained by it as of the Most Percent Fiscal Year End and required pursuant to any material agreement, instrument or document to which it is a party;

                           (xx) Company has not made any change in any method of accounting , or accounting principle, method or practice which an independent certified public accountant of nationally recognized standing would consider material;

                           (xxi) Company has not settled, released or forgiven any claim or litigation or waived any right., except where such settlement, release. forgiveness or waiver would not have a Material Adverse Effect;

                           (xxii) Company has not committed to do any of the foregoing; and

                           (xxiii) Company has conducted the Business in the Ordinary Course of Business.

                  (h)      Stock Ownership.

                           Stockholder is the beneficial and record owner of
100 shares of Common Stock of Company, which in the aggregate represents 100% of the total number of outstanding shares

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of voting capital stock of Company.

                  (i)      Excluded Liabilities; Undisclosed Liabilities.

                           Set forth on Schedule 3(i) is a complete and
correct list of all Excluded Liabilities. Company has no Liabilities, except for (i) the Excluded Liabilities and (ii) the Assumed Liabilities.

                  (j)      Legal Compliance.

                           Company has complied with all applicable Laws and
Orders of all Governmental Bodies (including without limitation all Laws and Orders of the Federal Trade Commission) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against Company alleging any failure so to comply, except where the failure to comply with any of the above would not have a Material Adverse Effect.

                  (k)      Tax Matters.

                           (i) Company has filed all Tax Returns that it was or is required to file, and all such Tax Returns were correct and complete in all material respects. All Taxes owed by Company (whether or not shown on any Tax Return) have been paid. Company currently is not the beneficiary of, or subject, to, any extension of time within which to file any Tax Return.

                           (ii) Except as set forth on Schedule 3(k)(ii), there is no material dispute or claim concerning any Tax liability of Company either claimed or raised, or, to the Knowledge of Stockholder or Company, threatened by any Governmental Body.

                           (iii) Company has reported and duly paid state and local sales and use taxes in all states in which it believes it is required to report and pay such taxes, including sales and/or use taxes on sales of merchandise and on catalogs and other promotional materials. A list of all such states is set forth in Schedule 3(k)(iii).

                           (iv) There is no material dispute or claim of Liability against Company for sales or use taxes either formally asserted or raised or, to the Knowledge of Company or Stockholder, threatened by any Governmental Body, nor, to the Knowledge of Company or Stockholder, is there any Basis for such a claim of Liability.

                  (l)      Real Property.

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                           Company owns no real property. Schedule 3(l) lists
and describes briefly all real property leased or subleased to Company. Company is not a party to any sublease or other Contract pursuant to which any other Person occupies any real property leased or subleased to Company.

Company has delivered to Buyer correct and complete copies of the leases and subleases listed in Schedule 3(l) (as amended to date). With respect to each lease and sublease listed in Schedule 3(l) and as otherwise qualified therein:

                           (i) Company will submit at the Closing (A) an assignment of each lease or sublease of real property in the form attached as Exhibit E hereto and (B) a consent by each lessor or sublessor of real property to the assignment of the lease or sublease to Buyer on the same terms and at the same lease rate as in effect immediately prior to the Closing Date (the "Lease Assignment Documents");

                           (ii) (A) the lease or sublease is legal, valid, binding, enforceable and in full force and effect; (B) all rent and other amounts payable to date have been paid and no party to the lease or sublease is in material breach or default and no event has occurred which, with notice or lapse of time or both. would constitute a material breach or default or permit termination, modification, or acceleration thereunder; and (C) no party to the lease or sublease has repudiated any material provision thereof;

                           (iii) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (iv) Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (v)      all facilities leased or subleased
                                    thereunder have received all material
                                    approvals of governmental authorities
                                    (including material licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects;

                           (vi)     neither Stockholder nor Company has
                                    received notice of and neither Company nor Stockholder has Knowledge of, any pending, threatened or contemplated condemnation proceeding affecting any such leased property or any part thereof or of any sale or other disposition of such leased property or any part thereof in lieu of condemnation; and

                           (vii) no portion of any such leased property has suffered any material damage by fire or other casualty which has not heretofore been

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                                    completely repaired and restored to its
                                    original condition.

                  (m)      Intellectual Property.

                           (i) Except as set forth on Schedule 3(m)(i), Company has not interferedwith. infringed upon, misappropriated, or violated any material Intellectual Property rights of any Person and neither Company nor Stockholder has ever received any notice of, and neither Company nor Stockholder has Knowledge of, any such interference, infringement, misappropriation or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of Company or Stockholder, no third party has interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of Company.

                           (ii) Except as set forth on Schedule 1.1 (b), Company is not registered as or has not applied to be registered as the owner of, or is not the unregistered owner of (as opposed to licensee of), any Intellectual Property other than Mailing Lists,
                                    Schedule 3(m)(ii) identifies each trade
                                    name, domain name, fictitious or d/b/a
                                    name, 800- or 888- prefix phone number, or other identifier used by Company in connection with any aspect of the Business (and, with respect to such 800- or 888-prefix phone numbers, Company has received a letter from MCI Telecommunications, Inc.

                                    consenting to the assignment and transfer of all such phone numbers and related rights to Buyer as of the Closing Date, a copy of which letter is included in
                                    Schedule 3(m)(ii)). With respect to each item of Intellectual Property required to be identified in Schedule 3(m) and except as set forth in such Schedule:

                                    (A)     Company possesses all right, title
                                            and interest in and to, or has the
                                            right to use, without payment to
                                            any Person, the item, free and
                                            clear of any Security Interest,
                                            license, or other restriction,
                                            including, without limitation, all
                                            rights to the Catalog Names and
                                            associated logos;

                                    (B)     the item is not subject to any
                                            outstanding Order;

                                    (C)     the item has not lapsed, expired
                                            or been abandoned;

                                    (D)     no Claim is pending or, to the
                                            Knowledge of Company or
                                            Stockholder, is threatened, which
                                            challenges the legality,
                                            validity, enforceability, use or
                                            ownership of the item or
                                            application, registration or grant
                                            therefor; and

                                    (E)     Company has not agreed to
                                            indemnify any Person for or
                                            against any interference,
                                            infringement, misappropriation or
                                            other conflict with respect to the
                                            item.

                           (iii) Schedule 3(m)(iii) sets forth a complete and accurate list of each license, sublicense. agreement or other Contract or other permission. whether written or oral, pursuant to which Company has granted to any other party any rights with respect to any of its Intellectual Property. Company has delivered to Buyer correct and complete copies of all such licenses. sublicenses, agreements and other Contracts or permissions (as amended to date).

                           (iv) Schedule 3(m)(iv) identifies each item of Intellectual Property that any other party owns and that Company uses pursuant to license, sublicense, agreement or other Contract, or permission. Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses. agreements, Contracts and permissions (as amended to date). With respect to each such item of used Intellectual Property required to be identified in Schedule 3(m):

                                    (A)     the license, sublicense,
                                            agreement, Contract or permission
                                            covering the item is, with respect
                                            to Company, legal, valid, binding,
                                            enforceable and in full force and
                                            effect in all material respects
                                            and, with respect to the other
                                            party or parties thereto, is, to
                                            the Knowledge of Company and
                                            Stockholder, legal, valid,
                                            binding, enforceable and in full
                                            force and effect in all material
                                            respects;

                                    (B)     no party to the license,
                                            sublicense, agreement, Contract or
                                            permission is in material breach
                                            or default and, to the Knowledge
                                            of Company or Stockholder, no
                                            event has occurred which, with
                                            notice or lapse of time or both,
                                            would constitute a material breach
                                            or default or permit termination,
                                            modification, or acceleration
                                            thereunder;

                                    (C)     neither Stockholder nor Company
                                            has received notice of, and
                                            neither Company nor Stockholder
                                            has Knowledge of, any repudiation
                                            by any party thereto of any
                                            material provision of any license,
                                            sublicense, agreement, Contract or

                                            permission, or of any intent to
                                            cancel, or not renew on comparable
                                            terms,
                                            such license, sublicense,
                                            agreement, contract or permission,
                                            nor does any director or officer
                                            of Company or Stockholder have any
                                            reason to believe such other party
                                            may take any such action after the
                                            Closing; and

                                    (D)     Company has not granted any
                                            sublicense or similar right with
                                            respect to the license,
                                            sublicense, agreement., Contract
                                            or permission.

                           (v)      The Intellectual Property identified on
                                    Schedule 1.1(b) constitutes all of the
                                    registrable Intellectual Property used in or necessary for the conduct of the Business.

                           (vi) Company possesses all rights and interest necessary to (A) sell all merchandise currently sold through Company's catalogs and (B) to use the likeness of persons used in such catalogs for the specific purpose and in the specific catalogs in which such likenesses appeared, in the case of both(A) and (B), without infringing the Intellectual Property rights of any other Person. To the Knowledge of the Company or Stockholder. each Person from which Company acquires products and goods (1) obtained or made and sold such products and goods without violation of the Intellectual Property or other rights of any Person, (2) has all rights and permissions necessary to distribute such products and goods to Company and (3) has all rights and permissions necessary to grant to Company the right to redistribute such products and goods.


                           (vii) All mailing lists used in the conduct of the Business (the "Mailing Lists") are owned by Company and are (A) in a magnetic tape form in readable format, (B) contain all names and addresses of customers outside of Japan who have in the past purchased a product from Company, sorted to indicate which of such customers have purchased products (1) within 12 months prior to the Closing Date, (2) 12-24 months prior to the Closing Date, (3) 24-36 months prior to the Closing Date and
                                    (4) more than 36 months prior to the
                                    Closing Date and (C) include a detailed
                                    transaction listing, with original source data including the names and addresses of Persons outside of Japan who have inquired about Company's catalogs, although they have not yet purchased, sorted to indicate which such Persons have made such inquiries during each of the four time periods set forth in clause (B) immediately above. The use of the mailing lists by Company does not violate, without limitation, Intellectual Property rights and rights of publicity or privacy of any Person, and is not in violation of any applicable Law or Order. There is no limitation on the right of Company to transfer to Buyer any of the Mailing Lists. As of the date of this Agreement, the Mailing Lists contain the following approximate numbers of customers and prospective customers outside of Japan:

                                              Customers outside of Japan
                                              who purchased Company
                                    Number    products during the calendar year:

                                     37,575   1998 (to March 31, 1998)
                                    127,507   1997
                                     94,350   1996
                                     63,226   1995
                                     59,391   1994
                                    251,542   1993 and prior to such year


                                                Persons outside of Japan who
                                                have inquired about but have
                                                not purchased Company products
                                    Number      during the calendar year:

                                      27,697    1998 (to March 31, 1998)
                                      54,944    1997
                                      35,258    1996
                                     500,000    1995 and prior to such year

As of the date of this Agreement, the number of customers in Japan who in the past purchased a product from Company is approximately 34,000 and the number of Persons in Japan who have inquired about Company's catalogs is approximately 27,500.

                  (n)      Tangible Assets.

                           Except as set forth on Schedule 3(n), the buildings,
machinery, equipment (including the computer software technology, telephone and telecommunication systems) and other tangible assets that Company owns, leases or uses in the Business are free from material defects. have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), are suitable for their present intended use and are capable of meeting all fulfillment service and call service needs and performance standards required of Company during periods of peak order activity relating to the Business as heretofore conducted.

                  (o)      Inventory.

                           Set forth on Schedule 3(o) is a complete and
correct costed-out inventory detail listing of all inventory owned by Company as of a date within five days of the Closing Date. Except as set forth on
Schedule 3(o), the inventory of Company to be purchased by Buyer as Acquired Assets consists of raw materials. work-in-process, supplies and finished goods, all of which is in merchantable condition and fit for the purpose for which it was procured or manufactured and none of which is damaged or defective.

                  (p)     Contracts.

                          Schedule 3(p) lists all Contracts involving rights
or obligations in excess of $20,000 in any year. to which Company is a party or by which Company or any of the Acquired Assets are bound or subject. Company, has delivered to Buyer a correct and complete copy of each written Contract. With respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable and in full force and effect in all material respects, (ii) no party is in material breach or default and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration under the Contract; (iii) neither Stockholder nor Company has received notice of, and neither Company nor Stockholder has Knowledge of, any repudiation of any material provision of the Contract or any intent to cancel or not renew the Contract; and (iv) no consent is required of any party thereto to transfer the benefits of each such Contract to Buyer in connection with the transactions contemplated in this Agreement.

                  (q)     Predominant Customers.

                          No single customer of Company accounts or accounted
for over five percent (5%) of the total revenues of Company during any of the three (3) complete fiscal years immediately preceding the date of this Agreement.

                  (r)     Change in Customers or Vendors.

                          Except as set forth on Schedule 3(r), neither
Stockholder nor Company has received notice of, and neither Company nor Stockholder has Knowledge of, any intent by any customer or vendor whose annual volume of purchases or sales during Company's fiscal year ended September 28, 1997 or during the period between the Most Recent Fiscal Year End and the Closing Date exceeded $25.000, to cease doing business with Company or materially alter the amount or pricing of the business done with Company.

                  (s)     Notes and Accounts Receivable.

                          All notes and accounts receivable of Company are
reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted in a manner consistent with past practice for operations and transactions in the Ordinary Course of Business through the

Closing Date.

                  (t)      Insurance.

                           Company has supplied Buyer with a copy of each
insurance policy (including policies providing property, casualty. liability and workers' compensation coverage and bond and surety arrangements) with respect to which Company is or is required to be (pursuant to the provisions of any agreement or license or other Contract to which it is party) a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect in all material respects and insures against risks and liabilities to an extent and in a manner customary in the mail order business and sufficiently covers all material risks subject to policy limits and provides for sufficient indemnification as customary in such business and in accordance with the requirements of the Contracts; (ii) neither Company, nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute a material breach or default. or permit termination, modification or acceleration under the policy; and (iii) no party to the policy has repudiated any material provision thereof. Schedule 3(t) describes any and all self-insurance arrangements affecting Company or the Business.

                  (u)      Product Warranty.

                           Schedule 3(u)(i) includes copies of the standard
terms and conditions of sale or lease for Company (containing applicable guaranty, warranty and indemnity provisions). Substantially all of the products manufactured. sold, leased or delivered by Company are subject to standard terms and conditions of sale or lease. All of the products manufactured, sold, leased or delivered by Company have conformed in all material respects with all applicable contractual commitments, with all express and implied guaranties, and with all applicable Laws, subject only to Company s standard return policy. Except as provided in Schedule 3(u)(ii), Company has no Liability for replacement or repair thereof or other damages in connection therewith, subject only to Company's standard return policy. Returns of damaged or defective products manufactured, sold, leased or delivered by Company shall not in the aggregate exceed $5,000.

                  (v)      Litigation.

                           Schedule 3(v) sets forth each instance in which
Company (i) is subject to any outstanding Order or (ii) is a party or, to the Knowledge of Company or Stockholder, is threatened to be made a party to any Claim of. in, or before any Governmental Body or before any arbitrator. which could reasonably be expected to have a Material Adverse Effect. The Most Recent Balance Sheet reflects an adequate reserve for any Adverse Consequences that Company may reasonably be expected to suffer from any such Order or event specified in the preceding sentence and Company's insurance policies as currently in effect will pay for the full amount of any Adverse Consequences that may be suffered by Company or Buyer with respect to any event specified in the preceding sentence (including all matters set forth on Schedule 3(v). Without limiting the generality of the foregoing, Company has no material Liability arising out of any injury (or alleged injury) to individuals or property as a result of the ownership, possession, or use of any product manufactured.
sold, leased or delivered by Company.

                  (w)      Employees.

                           Schedule 3(w) sets forth a complete list of
full-time, salaried employees of Company, including the position or title and the current annual compensation of each employee of Company. Schedule 3(w) shall not act to modify the definition of "Assumed Employees" under Section 5(l) below. Except as set forth on Schedule 3(w), to the Knowledge of Company or Stockholder, no executive, key employee or significant group of employees plans to terminate employment with Company as a result of the transactions contemplated by this Agreement or otherwise during the next 12 months. Company is not a party to or bound by any collective bargaining agreement or other Contract with a labor union or association representing an-Y employee, nor has it experienced any strike, work slowdown or stoppage, or grievance, claim of unfair labor practices (as defined by the National Labor Relations Act), or other collective bargaining dispute within the past three years. Company has not committed any unfair labor practice. Neither Company nor Stockholder has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor organization (as defined by the National Labor Relations Act) with respect to employees of Company.

                  (x)      Employee Benefits.

                           Except as set forth on Schedule 3(x)(i), there are
no employee benefit plans or arrangements of any type (whether or not described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder, including, without limitation, plans or arrangements providing for deferred compensation, profit sharing, pension, severance, bonuses, incentive, stock options, fringe benefits, vacation, paid holidays, personal leave, employee discount, educational benefit cafeteria plan deferrals, flexible arrangements or other similar plans, programs, agreements, policies, understandings or arrangements, written or unwritten), under which Company or any Commonly Controlled Entity (within the meaning of section 414(b), (c), (in), (n) or (o) of the Code) has or Buyer in the future could have, directly or indirectly, any liability with respect to any current or former employee of Company (collectively, the "Company Employee Benefit Plans"). Schedule 3(x)(ii) sets forth a correct and complete summary, to the Knowledge of Company and Stockholder, of all claims submitted under Company's Health Benefit Program. Company has paid all premiums required under the NonParticipating Excess Risk Insurance Policy (Policy Number GA-120673AL). underwritten by United Health Care Insurance Company, including the "Individual Excess Risk Premium" "Aggregate Excess Risk Premium", including the separate premium for "Monthly Accumulated Cap Benefit" and, for a period of at least 12 months immediately preceding the Closing Date, the "Terminal Liability Extension Premium" for both "Aggregate Excess Risk Benefit" and "Individual Excess Risk Benefit", in each case as such terms are defined in such insurance policy.

                  (y)      Environment, Health and Safety.

                           Except as disclosed on Schedule 3(y), to the
Knowledge of Company or Stockholder. Company and its predecessors and
Affiliates: (i) are and have been in compliance with all applicable Environmental, Health and Safety Laws; (ii) there is no judgment or Claim pending or threatened against Company or any of its predecessors or Affiliates pursuant to Environmental, Health and Safety Laws or principles of common law relating to pollution, protection of the environment or health and safety; and
(iii) there are no past or present events, conditions. circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with Environmental, Health and Safety Laws, or which have given rise to or could give rise to any Claim in connection therewith.

                  (z)      Certain Business Relationships With Company.

                           Except as disclosed on Schedule 3(z), none of the
directors or officers of Company or Stockholder nor any of their relatives or Affiliates (other than Company) owns any asset. tangible or intangible, which is used by Company in the Business. Since the Most Recent Balance Sheet. all transactions between Company, on the one hand, and any Affiliate of Company, on the other hand, have occurred in the Ordinary Course of Business on a basis no less favorable to Company as would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                           (aa)     Disclosure.

                                    The representations and warranties of
Company and Stockholder contained in this Agreement and the other Transaction Documents (including the schedules, exhibits and other documents referred to herein and therein) and the documents delivered or provided to Buyer in response to its due diligence request (1) do not contain any untrue statement of a material fact or (ii) omit to state any material fact necessary in order to make the statements and information contained in this Agreement and in such documents not misleading.

                           (ab)     Processing of Returns.

                                    Company has consistently and timely
processed all customer claims with respect to returns of sold products.

                           (ac)     Investment.

                                    Company (i) understands that the Note has
not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Note solely for its own or Stockholder's account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Note, and (vi) is an Accredited Investor within the meaning of this term as defined in Rule 501 of the rules promulgated under the Securities Act.

                  Section 4. Representations and Warranties of Buyer.

                  Buyer represents and warrants to Company and Stockholder that each of the statements set forth below is true and correct in all respects. Such representations, warranties, as well as the covenants and agreements contained herein constitute a material inducement to Company and Stockholder to enter into this Agreement, to enter into the other Transaction Documents to which it has become a party, to sell the Acquired Assets sold by it pursuant hereto and to consummate the other transactions contemplated hereby and thereby.

                  (a)      Organization of Buyer.

                           Buyer is a limited liability company duly formed,
validly existing and in good standing under the laws of the Jurisdiction of its formation. All of Buyer's equity interests are owned, directly or indirectly, by Parent.

                  (b)      Authorization of Transaction.

                           Buyer has full power and authority to execute and
deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (c)      Noncontravention.

                           Neither the execution and the delivery of this
Agreement, the other 'Transaction Documents or the other documents contemplated hereby and thereby, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any Law or Order of any Governmental Body or court to which Buyer is subject or any provision of its certificate of, formation or operating agreement or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of. create in any party the right to accelerate, terminate. modify or cancel or require any notice under, any Contract to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 of this Agreement), except for such notices, filings, authorizations, consents or approvals as have been duly made or received, as the case may be.

                  (d)      Brokers' Fees.

                           Except as set forth on Schedule 4(d), Buyer has no
liability or obligation to pay any fees or commissions or other compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  Section 5. Post-Closing Covenant.

                  (a)      Further Assurances.

                           In the event that at any time after the Closing any
further action is necessary to carry out the purposes of this Agreement or the other Transaction Documents, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under this Section 5). Without limiting the generality of the foregoing, (i) the Company and Stockholder will cooperate with Buyer in providing documentation to assist Buyer in ensuring compliance with applicable Laws and Orders of Governmental Bodies, including without limitation assisting Buyer in implementing its FTC compliance program, and
(ii) Buyer will cooperate with Stockholder in providing financial information relating to the Company to assist Stockholder in preparing its financial statements.

                  (b)      Access.

                           Company shall provide Buyer, its representatives and
Buyer's Accountant with reasonable access to the books, records and personnel of Company and the workpapers and personnel of Company's auditors in order to assist Buyer and Buyer's Accountant with preparation and review of the Closing Date Balance Sheet and the statement of Net Value of the Acquired Assets.

                  (c)      Indemnification Provisions for the Benefit of Buyer.


                           (i) Breach of Representations, Warranties or Covenants. In the event that Company or Stockholder breaches any of its representations, warranties (which representations and warranties shall survive for a period of twenty-four (24) months from and after the Closing Date, and, thereafter, no suit may be commenced with respect thereto, except for (A) the representations and warranties in Section 3(b) (captioned "Authorization of Transaction") and in Section 3(k) (captioned "Tax Matters"), which shall remain in full force and effect until the expiration of all applicable statutes of limitations, and (B) the representations and warranties in
                                    Section 3(e) (captioned "Title to
                                    Assets"), which shall remain in full force and effect forever) or covenants contained in this Agreement and a Buyer Indemnified Party (as hereinafter defined) makes a written claim for indemnification against either Company or Stockholder then, each of Company and Stockholder agrees jointly and severally to indemnify Buyer, its members, Affiliates and agents and their respective officers, directors and employees (collectively, the "Buyer Indemnified Parties"; each a "Buyer Indemnified Party") from and against the entirety of Adverse Consequences any Buyer Indemnified Party may suffer through and after the date of the claim for indemnification, resulting from any such breach.

                           (ii) Excluded Liabilities; Brokers. Each of Company and Stockholder agrees jointly and severally to indemnify Buyer Indemnified Parties from and against the entirety of any Adverse Consequences any Buyer Indemnified Party may suffer through and after the date of the claim for indemnification, resulting from:


                                    (A)      any Excluded Liability (including
                                             any liability of Company or
                                             Stockholder for Taxes or
                                             otherwise that becomes a
                                             liability of Buyer under any Tax
                                             or bulk transfer law of any
                                             Jurisdictions, under any common
                                             law doctrine of de facto merger
                                             or successor liability or
                                             otherwise by operation of law or
                                             as a result of the consummation
                                             of the transactions contemplated
                                             hereby); provided, however, that.
                                             notwithstanding anything to the
                                             contrary herein, the
                                             indemnification obligations in
                                             this Paragraph (A) for any
                                             Excluded Liability shall survive
                                             the Closing (even if Buyer knew
                                             or had reason to know of such
                                             Liability or obligation or the
                                             underlying facts relating
                                             thereto) and continue in full
                                             force and effect until the
                                             expiration of all applicable
                                             statutes of limitation; or

                                    (B)      the claims of any broker or
                                             finder engaged solely by or on
                                             behalf of Company or Stockholder
                                             (except to the extent that any
                                             such broker or finder is engaged
                                             by Buyer).

                           (iii)    Limitations. Neither Company nor
                                    Stockholder shall have any obligation to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences resulting from or arising out of this Agreement or the transactions contemplated hereby unless and until such Adverse Consequences exceed $40,000 individually, at which time and thereafter the Buyer Indemnified Parties shall be indemnified from and against the full amount of such Adverse Consequences.
                                    Except in respect to Adverse Consequences resulting from fraud on the part of Company or Stockholder or breaches of the representations and warranties of the Company or Stockholder contained in
                                    Section 3(b)(captioned "Authorization of'
                                    Transaction"), 3(e)(captioned "Title to
                                    Assets") or 3(y) (captioned
                                    "Environmental, Health and Safety"), the obligation of Company and Stockholder to jointly and severally indemnify the Buyer Indemnified Parties shall not exceed the Purchase Price.

                  (d) Indemnification Provisions for the Benefit of Stockholder and Company.

                           (i) Breach of Representations, Warranties and Covenants. In the event Buyer breaches any of its representations, warranties (which representations and warranties shall survive for a period of twenty- four (24) months from and after the Closing Date, and, thereafter, no suit may be commenced with respect thereto, except for the representations and warranties In Section 4(b) (captioned "Authorization of Transaction"), which shall remain in full force and effect until the expiration of all applicable statutes of limitations) or covenants contained in this Agreement and a Stockholder Indemnified Party (as hereinafter defined) makes a written claim for indemnification against Buyer, then Buyer agrees to indemnify each of Company, Stockholder and their respective officers, directors, employees, Affiliates and agents (collectively, the "Stockholder Indemnified Parties"; each a "Stockholder Indemnified Party") from and against the entirety of the Adverse Consequences any Stockholder Indemnified Party may suffer through and after the date of the claim for indemnification resulting from such breach.

                           (ii) Assumed Liabilities; Brokers; Use of Likenesses. Buyer agrees to indemnify the Stockholder Indemnified Parties from and against the entirety of any Adverse Consequences any Stockholder Indemnified Party may suffer resulting from: (A) any Assumed Liability, (B) the claims of any broker or finder engaged solely by or on behalf of Buyer (except to the extent that such broker or finder is engaged by or on behalf of the Company or Stockholder); or
                                    (C) use by Buyer after the Closing I)ate of the likeness of persons used in the Company's catalogs without the approval of such persons.

                           (iii)    Limitations. Buyer shall have no
                                    obligation to indemnify the Stockholder
                                    Indemnified Parties from and against any Adverse Consequences resulting from or arising out of this Agreement or the transactions contemplated hereby unless such Adverse Consequences exceed $40,000 individually. at which time and thereafter the Stockholder Indemnified Parties shall be indemnified from and against the full amount of such Adverse Consequences. Except in respect of Adverse Consequences resulting from fraud on the part of Buyer or breach of the representation and warranty of Buyer contained in Section 4(b)(captioned "Authorization of
                                    Transaction"), the obligation of Buyer to indemnify the Stockholder Indemnified Parties shall not exceed the Purchase Price.

                  (e)      Indemnification Matters Involving Third Parties.

                           (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this
                                    Section 5, then the Indemnified Party
                                    shall promptly notify each Indemnifying
                                    Party thereof in writing; provided,
                                    however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is
                                    prejudiced thereby. In determining the
                                    amount of Adverse Consequences for
                                    purposes of Sections 5(c), (d) and (e)
                                    hereof, the Parties shall make appropriate adjustments for tax effects and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate).

                           (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 20 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, that, if the named parties to any such Third Party Claim (including any impleaded parties) include an Indemnified Party and the Indemnifying Party or one or more other Indemnified Parties and such Indemnified Party shall have been advised by its counsel in writing that there is a conflict of interest between such Indemnified Part-V and the Indemnifying Party or any such other Indemnified Party in the conduct of the defense thereof, then in any such case the reasonable fees and expenses of such separate counsel shall be home by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of a Third Party Claim in the manner provided above in this Paragraph
                                    (II) or fails to conduct the defense of a

                                    Third Party Claim actively and diligently after such assumption, the Indemnified Party shall have the right to select counsel of his or its choice (and at his or its sole discretion) and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party.

                           (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Paragraph (ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                           (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Paragraph (ii) above, (A) the Indemnified Party may defend against and consent to the entry of any judgment. or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (although the Indemnified Party shall use reasonable efforts to consult with. and obtain prior written consent from, any Indemnifying Party in connection therewith. which consent shall not be unreasonably withheld or delayed) and (B) the Indemnifying Parties will remain responsible for an Adverse Consequences the Indemnified Party may suffer resulting from the Third Party Claim to the fullest extent provided in this Section 5(e).

                  (f)      Set-Off and Recoupment.

                           Buyer, Company and Stockholder, by executing this

Agreement, covenant and agree that Buyer shall have the right, but not the obligation, to set-off against its obligations to pay any amount payable pursuant to the Note, and recoup the full amount of any Adverse Consequences required to be paid hereunder by Company or Stockholder. If Buyer elects to exercise its set-off and recoupment rights hereunder. it will give to Company and Stockholder written notice of such election, which shall include the amount to be set-off, and the amounts payable pursuant to the Note shall automatically be reduced by the amount set forth in such notice as fully as if such amount had been paid by Buyer to Company.

                  (g)      Other Indemnification Provisions.

                           The foregoing indemnification provisions are in
addition to and not in derogation of, any statutory, equitable or common law remedy any Party may have for breach of representation, warranty or covenant, subject to the time limits provided in Sections 5(b)(1) and 5(c)(1).

                  (h)      Fraud.

                           In the event of a claim for indemnify which is
related to an Adverse Consequence which resulted from intentional fraud on the part of any Indemnifying Party, the party responsible for such intentional fraud will not have the benefit of the twenty-four (24) month survival limitation period.

                  (i)      Records.

                           Buyer shall preserve and retain the corporate,
accounting, legal and other records of Company and the Business that shall come into Buyer's possession as a result of the transactions contemplated hereby for a period of not less than seven (7) years from the Closing Date and give reasonable access to Company, Stockholder and their auditors, counsel and other authorized representatives for the purpose of preparing or defending tax returns or for other reasonable business purposes.

                  (j)      Third Party Consents; UCC-3 Termination Statements.

                           If the Parties have not obtained a consent or
approval necessary for the assignment of any Contract., arrangement or right included in the Acquired Assets or the assumption of any of the Assumed Liabilities prior to the Closing Date and any condition precedent to the Closing relating thereto shall have been waived by Buyer, then Buyer shall attempt, with the reasonable assistance of Company and Stockholder, when requested by Buyer, to obtain such consents and approvals promptly after the Closing Date. If any such consent is not obtained. Company and Stockholder will cooperate with Buyer in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Buyer, to the extent legally possible, all of the benefits of Company under such Contract, arrangement or other right, as the case may be, (including enforcement for the benefit of Buyer) and any and all rights of Company arising out of the breach or cancellation of such Contract, arrangement or other right and will otherwise assist Buyer in perfecting its right to own the Acquired Assets and to operate the Acquired Business. In the event that Seller has not obtained any UCC-3 termination statements required to be delivered under Section 7(a)(vi) and Buyer waives delivery of such UCC-3 termination statements as a condition precedent to the Closing, then the Company and Stockholder shall obtain such UCC-3 termination statements as promptly as possible after the Closing Date.

                  (k)      Non-Compete and Confidentiality

                           (i) Each of Company and Stockholder agrees that for a period of' two (2) years from and after the Closing Date (the "Non-Compete Period"), it will not and, except to the extent prohibited by California Business and Professions Code
                                    Section 16600 or other applicable Law,
                                    will not permit any of its Affiliates to:
                                    (x) directly or indirectly (whether as
                                    owner, consultant, employee, partner,
                                    venturer, agent through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise) anywhere in the world, engage in or become associated with the marketing, sale and distribution by direct mail or Internet marketing to consumers of children's apparel and related products or any other business that is substantially the same as or competes by direct mail or Internet marketing to consumers with that which (I) Buyer or Seller conducts on the date hereof or (II) Seller conducted at any time during the 12-month period prior to the Closing Date, (y) except as provided in Schedule 5(k), employ or retain, or have or cause any other Person or entity to employ or retain or otherwise cause to terminate his or her employment with Buyer. any Person who was employed or retained by Buyer or Company during the 12-month period prior to the Closing Date or during the Non-Compete Period, or
                                    (z)(1) solicit, interfere with, endeavor to entice away from Buyer, any principal, salesperson, supplier or other person with whom Buyer or Company, during the 12-month period prior to the Closing Date or during the Non-Compete Period, has conducted business or has had an introduction, lead, relationship, understanding or arrangement, or (II) solicit (by means of the marketing, sale and distribution by direct mail or Internet marketing to consumers of children's apparel and related products or any other business that is substantially the same as or competes direct mail or Internet marketing to consumers with that which (A) Buyer or Seller conducts on the date hereof or (B) Seller conducted at any time during the 12-month period prior to the Closing Date) any customer, active lead or prospect, or other person with whom Buyer or Company, during the 12-month period prior to the Closing Date or during the Non-Compete Period, has conducted business or has had an introduction, lead. relationship, understanding or arrangement; provided, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed, solely by reason thereof, to engage in any of its businesses; provided, further. that during the Non-Compete Period Company and Stockholder may acquire any business or businesses that individually or in the aggregate generate less than 25% of its respective revenues from a line of business that would otherwise be prohibited hereunder.

                           (ii)     Each of Company and Stockholder will, and

                                    will cause its respective Affiliates,
                                    directors, officers and employees to, keep secret and retain in the strictest confidence all of the Confidential Information, refrain from (x) disclosing the Confidential Information to anyone outside Stockholder and Company and their legal, accounting and financial advisors who agree in writing to be bound by the ten-ns hereof, or (y) using any of the Confidential Information except in connection with this Agreement (or as required to be disclosed to taxing authorities in connection with the payment of Taxes) and shall deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession or under their control; provided, however, that the foregoing shall not prevent any Person who is an employee of Buyer from after the Closing to utilize any Confidential Information as necessary in connection with the exercise of his or her duties on behalf of Buyer. In the event that Company or Stockholder or their respective directors, officers or employees is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then Company or Stockholder or such director, officer or employee, as the case may be, will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this paragraph. If, in the absence of a protective order or the receipt of a waiver hereunder, Company or Stockholder or its director, officer or employee is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then Company or Stockholder or such director, officer or employee, as the case may be, may disclose such Confidential Information to the tribunal; provided, however, that the disclosing Person shall, at the reasonable request of Buyer, cooperate with Buyer to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

                           (iii)    Each of Company and Stockholder
                                    acknowledges and agrees that the covenants set forth in this Section 5(k) are reasonable and valid in geographical and temporal scope and in all other respects. If any of the covenants contained in this
                                    Section 5(k) are hereinafter construed to be invalid or unenforceable, the parties hereto agree that the arbitrator or court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this
                                    Section 5(k) shall be enforceable as so
                                    modified after the expiration of the time within which the judgment may be appealed.

                           (iv)     Remedies. If Company or Stockholder
                                    breaches any of the covenants contained in this Section 5(k), Buyer shall no longer be obligated to pay and both Company and Stockholder shall have no right to receive any payments otherwise payable pursuant to
                                    Section 2(c)(Iii) of this Agreement. Each of Company and Stockholder acknowledges that the remedy at law of Buyer for breach of the covenants herein will be inadequate and will give rise to irreparable injury to Buyer and that, in addition to any other remedy Buyer may have, it will be entitled to an injunction restraining any breach or threatened breach, without bond or other security being required. Each of Stockholder and Company further acknowledges and agrees that the covenants contained in this Section 5(k) are necessary for protection of Buyer's and
                                    its Affiliates' legitimate business
                                    interests and are reasonable in scope and content.

                  (l)      Employees.

                           Effective upon the Closing, Buyer shall become the
employer of all employees of the Company set forth on Schedule 5(l) (the "Assumed Employees"). Buyer shall provide all notice required under any applicable law, including but not limited to the Worker Adjustment and Retraining Notification Act, in connection with the termination of the Assumed Employees. Except as agreed above and as otherwise provided in this Agreement (including without limitation the definition of Excluded Liabilities in Appendix I), each party shall be exclusively responsible for its own labor relations including, but not limited to, the establishment, alteration and/or maintenance of the terms and conditions of employment and the commencement and termination of employment. Nothing in this Agreement is intended to, nor shall it, in any way, modify this strict separation of control and responsibility.

                  (m)      Final Schedules.

                           No later than five (5) business days after the
Closing Date, Company shall deliver to Buyer correct and complete schedules reasonably satisfactory to Buyer.

                  Section 6. Conditions to Obligation to Close.

                  (a)      Conditions to Obligation of Buyer.

                           The obligation of Buyer to consummate the
transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions;

                           (i) the representations and warranties set forth in Section 3 above qualified by "material" or "Material Adverse Effect" shall be true and correct at and as of the Closing Date and the representations and warranties not so qualified shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) Company shall have procured all of the Governmental Body and third party consents specified in Schedule 3(c) at or prior to the Closing;


                           (iii) no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (A) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (B) cause any of the transactions contemplated by this Agreement or the other Transaction Documents to be rescinded following consummation or (C) affect adversely the Acquired Assets or their value or the right of Buyer to own the Acquired Assets and to operate the Acquired Business (and no such Order shall be in effect);

                           (iv) all registrations, filings, applications, notices, consents, approvals, orders. qualifications and waivers required in respect of the transactions contemplated hereby shall have been filed, made or obtained;

                           (v) Company shall have delivered to Buyer a certificate signed by the Chief Financial Officer of Company to the effect that each of the conditions specified above in
                                    Section 6(a)(i)-(iv) is satisfied in all respects;

                           (vi) Buyer shall have received from or on behalf of Company delivery of all the Closing Documents listed in Section 7(a) below;

                           (vii) all actions to be taken by Company and Stockholder in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents and all certificates, opinions. instruments and other documents required to effect the transactions contemplated hereby and thereby will be reasonably satisfactory in form and substance to Buyer;


                           (viii) Company shall have delivered the audited balance sheet and related statements of operations, stockholder's equity and cash flows of Company as of and for the fiscal years ended January 25, 1995, January 28, 1996 and September 28, 1997, which shall be prepared in accordance with GAAP and in conformity with the provisions of Regulation S-X of the Securities Act. The cost of preparing the aforesaid financial statements shall be borne by Company. In addition, Company shall have delivered a letter, in the form set forth in Exhibit F, from Company's auditors, containing an undertaking to consent in the future to the use by Buyer or its Affiliates, in documents filed pursuant to the Securities Act or the Securities Exchange Act, of all required financial statements of Company audited by such auditors and the auditor's reports with respect to such financial statements;

                           (ix) Company shall have delivered prior to Closing a complete, accurate and current, as of a date within one week prior to Closing, "marketing extract" in electronic form useable by Buyer, extracted from Company's database. The marketing extract shall include, and Company and Stockholder hereby covenant that it will include:

                                    (A)     The names of all customers and
                                            potential customers, with
                                            addresses, ever obtained by
                                            Company, including but not limited
                                            to, the names and addresses of all
                                            customers, inquirers. ship to, the
                                            names and addresses of all
                                            customers, inquirers, ship to's,
                                            "giftees," specifiers, resellers,
                                            etc.;

                                    (B)     For non-buyers, all retained
                                            information, including but not
                                            limited to, demographics, source
                                            codes and recency data;

                                    (C)     For buyers, associated transaction
                                            details, including but not limited
                                            to, dates and promotional sources
                                            of all transactions. products
                                            purchased in each transaction

                                            since 1992, partial customer
                                            service history associated with
                                            each transaction, pay type and
                                            credit worthiness information,
                                            demographic information, etc.; and

                                    (D)     Tables, legends and other
                                            explanatory information that will
                                            enable Buyer to interpret all
                                            coded information, such as source
                                            codes. product codes, etc.

                           In the event Company is unable to deliver the
marketing extract in electronic form required by this Section 6(a)(lx), Company shall be deemed to have fulfilled its obligation hereunder by delivering to Buyer at Closing a complete system back-up of all of the data files containing all of the information requested in this Section 6(a)(ix) and delivery to Buyer of the marketing extract in electronic form requested by this Section 6(a)(Ix).

                           Buyer may waive any condition specified in this
Section 6(a) if it executes a writing so stating at the Closing.

                  (b)      Conditions to Obligation of Company and Stockholder.

                           The obligation of Company and Stockholder to
consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in Section 4 above qualified by "material" or "Material Adverse Effect" shall be true and correct at and as of the Closing Date and the representations and warranties set forth in Section 4 above not so qualified shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (A) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (B) cause any of the transactions contemplated by this
                                    Agreement or the other Transaction
                                    Documents to be rescinded following
                                    consummation or (C) affect adversely the ability of Buyer to assume the Assumed Liabilities (and no such Order shall be in effect);

                           (iii) all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required in respect of the transactions contemplated hereby shall have been filed, made or obtained;

                           (iv) Buyer shall have delivered to Company a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

                           (v) Company shall have received from or on behalf of Buyer all of the Closing Documents listed in Section 7(b) below; and

                           (vi) Buyer shall have delivered to Company a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

                           (v) Company shall have received from or on behalf of Buyer all of the Closing Documents listed in Section 7(b) below; and

                           (vi)     all actions to be taken by Buyer in
                                    connection with the consummation of the
                                    transactions contemplated hereby and by
                                    the other Transaction Documents and all
                                    certificates, opinions, instruments and
                                    other documents required to effect the
                                    transactions contemplated hereby and
                                    thereby will be reasonably satisfactory in form and substance to Company.


                           (vii) Company shall have received from Congress Financial Corporation a duly executed release of all intercompany guarantees of Company, Stockholder and their Affiliates of any indebtedness of Company to Congress Financial Corporation.

                  Company may waive any condition specified in this Section 6(b) if it executes a writing so stating at the Closing.

                  Section 7. Closing Documents.

                  (a)      Company and Stockholder Deliveries.

                           Company or Stockholder, as the case may be, shall
execute and deliver (or cause the execution and delivery of the following documents to Buyer, prior to or simultaneously with the Closing:

                           (i)      the bill of sale, assignment and
                                    assumption agreement in the form of
                                    Exhibit B hereto (the "Bill of Sale");

                           (ii) the assignment of Intellectual Property in the form of Exhibit C hereto (the "IP Assignment");

                           (iii) those consents listed on Schedule 3(c) and all other documents necessary to convey, good, valid and marketable title to the Acquired Assets;

                           (iv) a certificate, dated the Closing Date, of the Secretary of Company: (A) attaching copies, certified by such officer, as true and complete, of the Articles of Incorporation and Bylaws of Company, as amended to the Closing Date; (B) attaching resolutions of the Board of Directors of Company in connection with the authorization and approval of the execution, delivery and performance by Company of this Agreement and the Transaction Documents; (C) setting forth the incumbency of the officer or officers of Company who have executed and delivered this Agreement and each other Transaction

                                    Document, including therein a signature
                                    specimen of each such officer or officers;
                                    (D) attaching a copy., certified by the
                                    Secretary of State of the State of
                                    California, of Company's Articles of
                                    Incorporation, together with a certificate of good standing of Company issued by the Secretary of State of the State of California, and (E) certifying that no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (1) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (2) cause any of the transactions contemplated by this Agreement or the other Transaction Documents to be rescinded following consummation or (3) affect adversely the Acquired Assets or their value or the right of Buyer to own the Acquired Assets and to operate the Acquired Business (and no such Order is in effect); and a certificate, dated the Closing Date, of' the Secretary of Shareholder: a certificate, dated the Closing Date. of' the Secretary of Stockholder: (A) attaching copies, certified by such officer. as true and complete, of the Certificate of Incorporation and Bylaws of Stockholder. as amended to the Closing Date; (B) attaching resolutions of the Board of Directors of Stockholder in connection with the authorization and approval of the execution, delivery and performance by Stockholder of this Agreement and the Transaction Documents;
                                    (C) setting forth the incumbency of the
                                    officer or officers of Stockholder who
                                    have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers, (D) attaching a copy, certified by the Secretary of State of the State of Delaware, of Stockholder's Certificate of Incorporation, together with a certificate of good standing of Stockholder issued by the Secretary of State of the State of Delaware; and (E) certifying that no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (1)

                                    prevent consummation of any of the
                                    transactions contemplated by this
                                    Agreement or the other Transaction
                                    Documents, (2) cause any of the
                                    transactions contemplated by this
                                    Agreement or the other Transaction

                                    Documents to be rescinded following
                                    consummation or (3) affect adversely the Acquired Assets or their value or the right of Buyer to own the Acquired Assets and to operate the Acquired Business (and no such Order is in effect);

                           (v) an opinion of counsel to Company and Stockholder in form and substance as set forth in Exhibit G;

                           (vi) duly executed UCC-3 financing statements terminating UCC-1 financing statements filed wherever and whenever, including those UCC- I financing statements set forth on Schedule 7(a)(x) (and a letter of acknowledgment from Congress Financial Corporation, that upon payment of the pay-off amount, such Person will release all liens and terminate all security agreements which such Person currently has placed or has entered into in connection with any property of Company);

                           (vii) evidence reasonably acceptable to Buyer that Company has taken all steps necessary to change, effective immediately following the Closing its corporate name to any name other than "'Biobottoms, Inc." or any variant or abbreviation thereof;

                           (viii)   an assignment to Buyer of Company's
                                    merchant numbers used for credit card
                                    purchases,

                           (ix)     the Lease Assignment Documents, as
                                    required by Section 3(l)(1); and

                           (x) a letter from IMCI Telecommunications, Inc., consenting to the assignment and transfer to Buyer of all toll-free 800 and 888-prefix phone numbers used by Company in the Business.

                  (b)      Buyer Deliveries.

                           Buyer shall execute and deliver to Company or
Company shall receive from third parties) prior to or simultaneously with the
Closing:

                           (i)      the Bill of Sale;

                           (ii)     the Note;

                           (iii)    the Pledge Agreements;

                           (iv) a certificate, dated the Closing Date, of the Secretary or other authorized representative of Buyer: (A) attaching resolutions of the members of Buyer in connection with the authorization and approval of the execution, delivery and performance of this Agreement and the other Transaction Documents; (B) attaching copies, certified by such officer as true and complete of the Certificate of Formation and Limited Liability Company Agreement of Buyer; (C) setting forth the incumbency of the officer or officers of Buyer who have executed and delivered this Agreement and each other Transaction Document to which Buyer is a party, including therein a signature specimen of each such officer or officers, (D) attaching copies, certified by the Secretary of State of the State of Delaware, of Buyer's Certificate of Formation; (E) certifying that no action, suit or proceeding is pending before any Governmental Body or arbitrator wherein an unfavorable Order would (1) prevent consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents, (2) cause any of the transactions contemplated by this Agreement or the other Transaction

                                    Documents to be rescinded following
                                    consummation or (3) affect adversely the right of Buyer to assume the Assumed Liabilities or pay the Purchase Price;

                           (v) all material authorizations, consents and approvals, if any, of any Governmental Body referred to in Section 4(c) hereof;

                           (vi) an opinion of Morrison & Foerster LLP, counsel to Buyer. in form and substance as set forth in Exhibit H.

                  Section 8. Arbitration of Disputes.

                  (a)      Mandatory Arbitration.

                           Buyer,   on the one hand and Company and Stockholder,
on the other, shall promptly submit any dispute. claim or controversy arising out of or relating to this Agreement or any Transaction Document (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any action in tort, contract. equity or otherwise) to binding arbitration before one arbitrator (the "Arbitrator"). The Parties agree that. except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any dispute, claim or controversy arising out of or relating to this Agreement or any Transaction Document (including, without limitation. with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any claim in tort, contract, equity or otherwise).

                  (b)      Arbitrator's Qualifications and Selection.

                           The Arbitrator shall be an active member of the New
York Bar, specializing for at least 15 years in mergers and acquisitions. The Arbitrator shall be selected by the New York chapter head of the American Arbitration Association upon the request of any Party. The Arbitrator shall be selected within 30 days of request.

                  (c)      Governing Law; Written Decision.

                           Any arbitration hereunder or under any Transaction
Document, shall be governed by the laws of the State of New York applicable to a contract negotiated, signed and wholly to be performed in New York, which laws the Arbitrator shall apply in rendering his or her decision. The

Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within 60 days after he or she shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

                  (d)      Procedures; Evidence; Experts.

                           (i) Any arbitration instituted by a Party shall be held in New York. New York, in accordance with and under the then-current provisions of' the rules of the American Arbitration Association. except as otherwise provided herein.

                           (ii) On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure and the Federal Rules of Evidence shall apply to any Arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his or her decision shall be rendered within the period referred to in Section 8(c).

                           (iii)    The Arbitrator may, at his or her
                                    discretion and at the expense of' the
                                    Party(ies) who will bear the cost of the Arbitration, employ experts to assist him or her in his or her determinations.

                  (e)      Costs.

                           The costs of the Arbitration proceeding and any
proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in Section 8(g), as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne solely by the unsuccessful Party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs, for reasons set forth in such decision.

                  (f)      Consent to Jurisdiction.

                           Any judgment upon any award rendered by the
Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the .Jurisdiction of the courts

(Federal and state) in New York. New York to enforce any award of the Arbitrator or to render any provisional or injunctive relief in connection with or in aid of the arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any Person necessary to such arbitration (including, without limitation, any Party hereto) shall have been absent from such arbitration for any reason. including, without limitation, that such Person shall have been the subject of any bankruptcy. reorganization or insolvency proceeding.

                  (g)      Injunctive Relief.

                           This Section 8 shall not prevent any Party from
seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision of this Agreement or any Transaction Document; provided, that the determination whether such breach or threatened breach shall have occurred and the remedy therefor (other than with respect to such preliminary or temporary relief) shall be made by arbitration pursuant to this Section 8.

                  (h)      Indemnification.

                           The Parties shall indemnify the Arbitrator and any
experts employed by the Arbitrator and hold them harmless from and against any Claim arising out of any arbitration under this Agreement or any Transaction Document, unless resulting from the willful misconduct of the Person indemnified.

                  (i)      Survival.

                           The provisions of this Section 8 shall survive the
termination of this Agreement and any Transaction Document.

                  (j)      Waiver of Jury Trial; Exemplary Damages.

                           ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY
 JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. No Party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Transaction Document.

                  (k)      Attorneys' Fees.

                           The unsuccessful Party to any court or other
proceeding arising out of this Agreement that is not resolved by arbitration shall pay to the prevailing Party all reasonable attorneys' fees and costs incurred by the prevailing Party, in addition to any other relief to which it may be entitled. As used in this Section 8 and elsewhere in this Agreement, "reasonable attorneys' fees" means the fair value of services performed, calculated on the basis of the fees customarily charged by the law firms in the New York metropolitan area, taking into account the type of services performed, the matter for which such fees are sought, including the size and scope of such matter, any special level of expertise required, any unusual time pressures and any other relevant circumstances.

                  (l)      Interest.

                           Any amount payable by one Party to another under
this Section 8, shall bear interest at the rate of 10% per annum from the date due until paid.

                  Section 9. Other Agreements.

                  (a)      Press Releases and Public Announcements.

                           Neither Company nor Stockholder shall issue any
press release or make any public announcement relating to the purchase and sale of the assets of Company or disclose to any third party, other than its legal and financial advisors and others who need to know in order to consummate this Agreement, the terms of this Agreement or the other Transaction Documents, without the prior written approval of Buyer; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  (b)      Filings.

                           Each of the Parties agrees to use commercially
reasonable efforts to effect all necessary registrations, filings and submissions of information requested by Governmental Bodies, necessary to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other Parties in connection with the foregoing.

                  (c)      No Third-Party Beneficiaries.

                           This Agreement shall not confer any rights or
remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d)      Entire Agreement.

                           This Agreement and the other Transaction Documents
(including the documents referred to herein and therein) constitute the entire agreement among the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the Parties (including. without limitation, the Letter Agreement), written or oral, to the extent they relate in any way to the subject matter hereof.

                  (e)      Succession and Assignment.

                           This Agreement shall be binding upon and inure to
the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder); and. provided, further, that Company may assign to Stockholder Company's right to receive payment hereunder. including the Note, subject to Buyer's right of set-off and recoupment, as provided in Section 5(f) hereof.

                  (f)      Counterparts.

                           This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g)      Headings.

                           The section headings contained in this Agreement are
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h)      Notices.

                           All notices, requests, demands, claims and other
communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail. return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

                  If to Company:

                  Biobottoms, Inc.
                  c/o Diplomat Corporation
                  25 Kay Fries Drive
                  Stony Point, New York 10980

                  Attention:  Jonathan Rosenberg
                  Facsimile:  (914) 786-8727

                  If to Stockholder:

                  Diplomat Corporation
                  25 Kay Fries Drive
                  Stony Point, New York 10980
                  Attention:  Jonathan Rosenberg
                  Facsimile:  (914) 786-8727

                  In each case, with a copy to:

                  Gersten, Savage, Kaplowitz & Fredericks, LLP
                  101 East 52nd Street
                  New York, New York 10022
                  Attention:  Jay M. Kaplowitz, Esq.
                  Facsimile:  (212) 980-5192

                  If to Buyer:

                  Genesis Direct Thirty-Four, LLC
                  c/o Genesis Direct, Inc.
                  I 00 Plaza Drive
                  Secaucus, New Jersey 07094
                  Facsimile: (201) 583-3611
                  Attention:  Mr. Douglas S. Rose

                  With a copy to:

                  Raphael S. Grunfeld Esq. - at the above address
                  Facsimile: (201) 583-3611

                           - and -

                  Mark L. Mandel, Esq.
                  Morrison & Foerster LLP
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Facsimile: (212) 468-7900

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex. ordinary mail or electronic mail). but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (i)      Governing Law.

                           This Agreement shall be governed by and construed
in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any Jurisdiction other than the State of New York.

                  (j)      Amendments and Waivers.

                           No amendment of any provision of this Agreement
shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way, any rights arising by virtue of any prior or subsequent such occurrence.

                  (k)      Severability.

                           Any term or provision of this Agreement that is
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining ten-ns and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l)      Expenses.

                           Each Party will bear its own costs and expenses
(including, without limitation, fees and expenses of accountants, attorneys, financial advisors and brokers) incurred in connection with the Letter Agreement, this Agreement, the other Transaction Documents and the preparation and negotiation thereof and the consummation of the transactions contemplated hereby and thereby ("Transaction Expenses").

                  (m)      Construction.

                           The Parties have participated jointly in the
negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement and the other Transaction Documents. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  (n)      Incorporation of Appendices, Exhibits and Schedules.

                           The Exhibits, Appendices and Schedules identified in
this Agreement are incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GENESIS DIRECT THIRTY-FOUR, LLC

By:/s/ RONALD BENANTO
   ------------------
         Name:    Ronald Benanto
         Title:   Chief Financial Officer

BIOBOTTOMS, INC.

By:/s/ WARREN GOLDEN
   -----------------
         Name:    Warren Golden
         Title:   Chief Financial Officer

DIPLOMAT CORPORATION

By:/s/ WARREN GOLDEN
   -----------------
         Name:    Warren Golden
         Title:   Chief Operating Officer

                                  APPENDIX I

                                  DEFINITIONS

                  "Acquired Assets" means all of the Business, goodwill,

assets. properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of' Company, which are owned by Company or in which Company has any interest (including the right to use), or which are located on the premises used by Company and used by Company in its Business as of the Closing Date, or which are otherwise used in, related to, or useful to, the Business, except for those items specifically listed on Schedule 1.2 (the "Excluded Assets") referred to below. The Acquired Assets shall include. but not be limited to, the following:

                  (a) all tangible personal property set forth on Schedule 1.1
(a) (such as machinery, equipment, inventories of raw materials and supplies. manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, dies and leasehold improvements);

                  (b) all Intellectual Property set forth on Schedule 1.1(b), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, the exclusive right to use the toll-free telephone numbers used for Company's catalogs and the right to use in the Business the names (including derivatives and variations thereof) and associated logos, if any, "Biobottoms" and "Fresh Air Wear" (collectively, the "Catalog Names");

                  (c) all agreements, contracts, indentures. mortgages, instruments, chattel paper, guaranties, other similar arrangements and rights thereunder, including, without limitation, the leases in respect of (i) the telephone and computer equipment, (ii) warehouse machinery and (iii) real property, set forth on Schedule 1.1(c);

                  (d) all accounts, notes and other receivables set forth in
Schedule 1. I (d);

                  (e) all claims (including, without limitation, claims under any insurance policies), deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of taxes);

                  (f) to the extent assignable, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies set forth in
Schedule 1.1 (f);

                  (g) all books, records, ledgers, files, documents, correspondence, customer lists. prospect lists and other lists, plats, architectural plans, drawings and specifications. creative materials, advertising and promotional materials, studies, reports and other printed or written material;

                  (h) all accounts, including any cash deposited therein, set forth ill Schedule 1.1(h);

                  (i) all prepaid expenses set forth in Schedule 1.1(i) (including all prepaid catalog expenses and all rights to Company's library or collection of photographs or images (in whatever form or medium) used in Company's catalogs);

                  (j) all data processing programs. computer printouts, data bases, hardware, merchant numbers used for credit card purchases and related items used in the conduct of the Business, including accounting, invoices, crediting and data processing losses and programs; and

                  (k) all rights. claims and causes of action held by or inuring to the benefit of Company;

provided, however, that the Acquired Assets shall not include (i) those items specifically listed on Schedule 1.2, (ii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers (except merchant numbers used for credit card purchases), seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of Company as a corporation or (iii) any of the rights of' Company under this Agreement (or under any other agreement between Company on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

                  "Acquired Business" means the businesses and operations acquired by Buyer pursuant to this Agreement.

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees. rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens. losses. expenses and fees, including court costs and reasonable attorneys' and paralegals' fees and expenses, whether resulting from the breach of a representation, warranty, covenant or agreement.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Applicable Rate" means the annualized interest rate as determined pursuant to section 1274(d) of the Code.

                  "Arbitrator" has the meaning set forth in ss. 8(a) of this Agreement.

                  "Assumed Liabilities" means (i) all liabilities and obligations listed on Schedule 1.3 hereto, but only to the extent that such Assumed Liabilities have been incurred in the ordinary course of business of Company for the benefit of the Acquired Business and (ii) all obligations of Company under the Contracts and other arrangements listed on Schedule 1.1 (c) to furnish goods. services and other non-cash benefits to another party after the Closing or to pay for goods, services and other non-cash benefits that another party will furnish to Company after the Closing. Except as expressly set forth on Schedule 1.3 and Schedule 1.1(c), Buyer shall not assume or be liable for any Liabilities of Company (including without limitation the Excluded Liabilities), whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether arising under an agreement or contract or otherwise, other than the Assumed Liabilities, Company shall satisfy when due all Excluded Liabilities, unless such failure would have no negative economic effect on Buyer. the Business or the consummation of' the transactions contemplated by this Agreement.

                  "Basis" means any past or present fact, situation, circumstance, status, condition. activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "Bill of Sale" has the meaning set forth in ss. 7(a)(i) of this Agreement.

                  "Business" means the businesses and operations of Company as currently conducted by Company anywhere in the world.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not open for business.

                  "Buyer" has the meaning set forth in the preface of this Agreement.

                  "Buyer Indemnified Parties" has the meaning set forth in ss. 5(c)(1) of this Agreement.

                  "Buyer Indemnified Party" has the meaning set forth in ss. 5(c)(I ) of this Agreement.

                  "Buyer's Accountant" has the meaning set forth in ss. 2(f)(ii) of this Agreement.

                  "Catalog Names" has the meaning set forth in the definition of the term "Acquired Assets."


                  "Claims" mean all actions, suits, notices, claims, demands, orders, Governmental Body-imposed or court-imposed requirements, proceedings, hearings and investigations.

                  "Closing" has the meaning set forth in ss. 2(d) of this Agreement.

                  "Closing Date" has the meaning set forth in ss. 2(d) of this Agreement.

                  "Closing Date Accountant" has the meaning set forth in ss. 2(f)(i) of this Agreement.

                  "Closing Date Balance Sheet" has the meaning set forth in ss. 2(f)(i) of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preface to this Agreement.

                  "Company's Accountant" has the meaning set forth in ss. 2(t)(11) of this Agreement.

                  "Confidential Information" means any information concerning the businesses and affairs of Company, Buyer and their Affiliates that is not already generally available to the public and all terms of the transactions contemplated by the Transaction Documents.

                  "Contract" means any contract, agreement, indenture, note, bond, loan, guaranty, instrument. lease, conditional sale contract, mortgage, license, franchise, power of' attorney, commitment or other binding arrangement, whether written or oral.

                  "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of' 1970, each as amended together with all other laws (including rules, regulations, codes, plans, injunctions, judgments. orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical. industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

                  "Excluded Liabilities" means all Liabilities of the Company other than the Assumed Liabilities . Without limiting the generality of the foregoing, except to the extent expressly identified as an Assumed Liability, Excluded Liabilities include, without limitation: (a) any product liability, claims for injuries, property damage or other losses arising with respect to inventory of products existing at or prior to the Closing Date; (b) any Liability for any claim relating to any act. omission, event, occurrence or condition on or before the Closing Date, whether or not such claim is asserted, pending or threatened, including without limitation those matters set forth on Schedule 3(v); (c) any Liability for any failure to comply with or any violation of any Law relating to the Business, which failure or violation occurred at or prior to the Closing Date; (d) any Liability for Taxes, including any Liability for Taxes arising as a result of the transactions contemplated hereby and any Liability for Taxes attributable to the assets or operations of the Company for any period prior to the Closing Date, including without limitation those matters set forth on Schedule 3(k);
(e) any Liability related to matters not disclosed by the Company or Stockholder to Buyer hereunder; (f) any Liability in connection with any infringement of any Intellectual Property rights of any Person up to and including the Closing Date, including without limitation those matters set forth on Schedule 3(m); (g) any liability (including in connection with termination, compensation, benefits or obligations under any Company Employee Benefit Plan) relating to any employee of Company, including without qualification to conduct business as a foreign corporation. arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers. seals, minute books, stock transfer books, stock certificates and other documents relating to the organization. maintenance and existence of the Company as a corporation; and (1) any Liability incurred in connection with the operation of the Business up to and including the Closing Date.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

                  "Governmental Body" means any government or any agency, subdivision or instrumentality of any government.

                  "Historical Financial Statements" has the meaning set forth in ss. 3(t) of this Agreement.

                  "Indemnified Party" has the meaning set forth in ss. 5(e) of this Agreement.

                  "Indemnifying Party" has the meaning set forth ss. 5(e) of this Agreement.

                  "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents. patent applications and patent disclosures, together with all reissuances. continuations. continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks. service marks, trade dress, logos, trade names and corporate names, together with all translations. adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, housefile databases, mailing lists, customer and supplier lists, pricing and cost information and business and marketing plans and proposals). (f) all computer software (including all data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "IP Assignment" has the meaning set forth in ss. 7(a)(ii) of this Agreement.

                  "Knowledge" means (a), as to an individual, actual knowledge after reasonable investigation and (b), as to an entity, actual knowledge of executive officers who have direct

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responsibility within such entity with respect to such subject matter, after reasonable investigation, which shall include inquiring of such subordinates of such entity as the executive officers could reasonably assume have knowledge of such subject matter.

                  "Law" means any applicable law, statute, code, ordinance, regulation or other requirement of any Governmental Body.

                  "Letter Agreement" means the Letter of Proposal dated February 3, 1998, including the term sheet dated February 3, 1998 attached thereto, as the same may be amended, modified or supplemented, among Company. Stockholder and Parent.

                  "Liabilities" means any direct or indirect indebtedness, liability, claim. loss, damage, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto. including, without limitation, any Liabilities for Taxes.

                  "Mailing Lists" has the meaning set forth in ss. 3(m)(vii) of this Agreement.

                  "Material Adverse Effect" means a material adverse effect on the assets, properties. operations, results of operations, condition (financial or otherwise) or future prospects of Company or the Business.

                  "Most Recent Balance Sheet" has the meaning set forth in ss. 3(f) of this Agreement.

                  "Most Recent Fiscal Year End" has the meaning set forth in ss. 3(t) of this Agreement.

                  "Net Value of Acquired Assets" means, as of the Closing Date, the difference between (A) the sum of (I) accounts receivable included in the Acquired Assets; (II) inventory included in the Acquired Assets based on historical cost basis; (III) property, plant and equipment included in the Acquired Assets based solely on historical cost basis less accumulated depreciation as previously determined by the Company; (IV) intangible assets, including prepaid expenses, included in the Acquired Assets; provided that prepaid catalog expenses shall be equal to $788,617 (subject to verification by Buyer that such prepaid catalog expenses are consistent with the Company's past custom and practice, as reflected in the Most Recent Balance Sheet. less an agreed upon reduction in the amount of $58,500), or if not consistent with the Company's past custom and practice, as reflected in the Most Recent Balance Sheet, shall be determined in accordance with such past custom and practice, less the agreed upon reduction in the amount of $58,500; (V) deposits included in the Acquired Assets; and (VI) cash included in the Acquired Assets; less (B) the sum of (I) accounts payable (without consideration to aging) included in the Assumed Liabilities, which accounts payable are currently estimated at $3,369,000; (II) accrued expenses and customer liabilities included in the Assumed Liabilities, which accrued expenses and customer liabilities are currently estimated at $820,000 (without taking into account any accrual for post-closing returns for pre-closing sales for accounting purposes); (III) long term debt, including short term portion of long term debt, and capital leases included in the Assumed Liabilities. and
(IV) loan from Congress Financial Corporation included in the Assumed Liabilities in an amount not to exceed $1,430,000.

                  "Net Value Shortfall" has the meaning set forth in Section 2(f)(ii) of this Agreement.


                  "Note" has the meaning set forth in ss. 2(c)(11) of this Agreement.

                  "Objections Statement" has the meaning set forth in ss. 2(t)(ii) of this Agreement.

                  "Order" means any order, judgment, ruling, injunction, award, decree, charge or writ,

                  "Ordinary Course of Business" means the ordinary course of business of Company consistent with past custom and practice (including with respect to quantity and frequency) and for the direct benefit of the acquired Business or the Acquired Assets.

                  "Parent" means Genesis Direct Inc., a Delaware corporation, which owns, directly or indirectly, all of the limited liability company membership interests in Buyer.

                  "Party" has the meaning set forth in the Preface of this Agreement.

                  "Person" means an individual, a partnership (general or limited), a member, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  "Pledge Agreements" has the meaning set forth in ss. 2(e)(iii) of this Agreement.

                  "Post Closing Determination" has the meaning set forth in ss. 2(t)(11@) of this Agreement.

                  "Purchase Price" has the meaning set forth in ss. 2(c) of this Agreement.

                  "Securities Act" means the Securities Act of 193' ), as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, except for minor imperfections of title and liens which are not substantial in amount, which do not materially detract from the property subject thereto or materially impair the use of the property in the Business and which have arisen in the Ordinary Course of Business.

                  "Stockholder" has the meaning set forth in the Preface of this Agreement.

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




                  "Stockholder Indemnified Parties" has the meaning set forth in ss. 5(d)(1) of this Agreement.

                  "Stockholder Indemnified Party" has the meaning set forth in ss. 5(d)(1) of' this Agreement.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Tax" means any federal, state, local and foreign profits, franchise, gross receipts, payroll, employment, sales, use, property, withholding, excise and other tax, duty or assessment of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto. The term "taxable" shall have a correlative meaning.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

                  "Third Party Claim" has the meaning set forth in ss. 5(e) of this Agreement.

                  "Third Party Firm" has the meaning set forth in Section 2(t)(ii) of this Agreement.

                  "Transaction Documents" means this Agreement, the Bill of Sale, the Note, and every other instrument and document entered into in connection with this Agreement.

                  "Transaction Expenses" has the meaning set forth in ss. 9(l) of this Agreement.

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